Exhibit 10.1

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of December 27, 2022 by and between Retractable Technologies, Inc., a Texas corporation (the “Company”), and BML Investment Partners, L.P. (the “Seller”).

Background

A.	The Seller owns shares of the Company’s common stock, no par value (the “Common Stock”), and has agreed to transfer and sell Three Million (3,000,000) of those shares to the Company on the terms and conditions set forth in this Agreement; and

B.	The Company has agreed to repurchase Three Million (3,000,000) shares of Common Stock held by the Seller at the price and upon the terms and conditions provided in this Agreement (the “Repurchase”).

THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

Agreement

1.                   Repurchase.

(a)	Subject to the satisfaction of the conditions and to the terms set forth herein, the Seller hereby agrees to transfer, assign, sell, convey and deliver to the Company 100% of its right, title, and interest in and to Three Million (3,000,000) shares of Common Stock of the Company (the “Repurchase Shares”). The per share purchase price for each Repurchase Share shall be $1.60 (the “Per Share Purchase Price”). At the Closing (as defined below), subject to the satisfaction of the conditions and to the terms set forth herein, the Seller hereby agrees to transfer, assign, sell, convey and deliver that number of Repurchase Shares in accordance with the immediately preceding sentence to the Company, and the Company hereby agrees to purchase such Repurchase Shares from the Seller at the Per Share Purchase Price.

(b)	Subject to the terms and conditions of this Agreement, the closing of the sale of the Repurchase Shares (the “Closing”) shall take place on December 29, 2022 and at the offices of the Company, or at such other time and place as may be agreed upon by the Company and the Seller. At the Closing, the Seller shall deliver to the Company (or as instructed by the Company) a duly executed stock power relating to the Repurchase Shares and initiate an electronic transfer of such shares, and the Company agrees to deliver to the Seller the Aggregate Purchase Price by wire transfer of immediately available funds in accordance with written instructions to be provided by the Seller prior to the Closing.

2.                   Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Seller that, as of the date hereof and at the Closing:

(a)	The Company is a corporation duly organized and existing under the laws of the State of Texas. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(c)	The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) violate any provision of the organizational documents of the Company or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

3.                   Representations of the Seller. In connection with the transactions contemplated hereby, the Seller represents and warrants to the Company that as of the date hereof and at the Closing:

(a)	It is duly organized and existing under the laws of Delaware.

(b)	All consents, approvals, authorizations and orders necessary for the execution and delivery by the Seller of this Agreement and for the sale and delivery of the Repurchase Shares to be sold by the Seller hereunder have been obtained; and the Seller has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Repurchase Shares to be sold by Seller hereunder.

(c)	This Agreement has been duly authorized, executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(d)	The sale of the Repurchase Shares hereunder and the compliance by the Seller with all of the provisions of this Agreement and the consummation of the transactions contemplated herein (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Seller is a party or by which Seller is bound or to which any of the property or assets of Seller is subject, (ii) nor will such action result in any violation of the provisions of (x) any organizational or similar documents pursuant to which Seller was formed or (y) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Seller or the property of Seller.

(e)	As of the date hereof and immediately prior to the delivery of the Repurchase Shares to the Company at the Closing, Seller holds good and valid title to the Repurchase Shares, and holds such Repurchase Shares free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Repurchase Shares to the Company and payment therefor pursuant hereto, the Company will acquire good and valid title to the Repurchase Shares, free and clear of all liens, encumbrances, equities or claims.

(f)	Seller (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Repurchase and it has made an independent decision to sell the Repurchase Shares to the Company based on Seller’s knowledge about the Company and its business and other information available to Seller. Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Repurchase and the Repurchase Shares and has had full access to such other information concerning the Shares and the Company as it has requested. Seller has received all information that it believes is necessary or appropriate in connection with the Repurchase. Seller is an informed and sophisticated party and has engaged, to the extent Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. Seller acknowledges that Seller has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of Seller in this Agreement. Seller acknowledges that the Company and its affiliates, officers and directors may possess material non-public information not known to Seller regarding or relating to the Company, including information concerning the business, financial condition, results of operations or prospects of the Company. Seller acknowledges and confirms that it is aware that future changes or developments in (1) the Company’s business and financial condition and operating results, (2) the industries in which the Company competes and (3) overall market and economic conditions, may have a favorable impact on the value of the Common Stock after the sale by Seller of the Repurchase Shares to the Company pursuant to terms of this Agreement. Without limiting the generality of the foregoing, except as set forth in this Agreement, the Company makes no representations with respect to the information provided to Seller in connection with this Agreement or the transactions contemplated herein, including any current or projected financial information.

(g)	Seller was given adequate time to consider this transaction and Company exerted no pressure on Seller to participate in the Repurchase.

4.                   Termination. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Seller.

5.                   Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement must be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier to the recipient. Such notices, demands and other communications must be sent to the address indicated below:

To the Seller:

BLM Investment Partners, L.P.

c/o BML Capital Management, LLC
65 E Cedar - Suite 2
Zionsville, IN 46077

ATTN: Braden M. Leonard

To the Company:

Retractable Technologies, Inc.

511 Lobo Lane

Little Elm, Texas 75068

ATTN: John W. Fort III

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6.                   Mutual Release. Subject to the Closing of the Repurchase, each party, for itself and its legal representatives, successors, and assigns hereby fully, finally, and forever releases and discharges the other party and its shareholders, partners, officers, directors, affiliates, agents, and employees and their respective heirs, legal representatives, executors, administrators, successors, and assigns of and from any and all claims, actions, and causes of action and damages of every kind, whether known or unknown, whether contingent or matured, relating in any manner to the ownership or sale by the Seller of the Repurchase Shares or the Repurchase by the Company contemplated by this Agreement.

7.                   Miscellaneous.

(a)	Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b)	Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c)	Complete Agreement. This Agreement and any other agreements ancillary thereto and executed and delivered on the date hereof embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)	Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e)	Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by either of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Company and their respective successors and permitted assigns. Any purported assignment not permitted under this paragraph shall be null and void.

(f)	No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

(g)	Governing Law; Jurisdiction. The Agreement and all disputes arising out of or related to this agreement (whether in contract, tort or otherwise) will be governed by and construed in accordance with the laws of the State of Texas. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. Each of the parties (i) irrevocably submits to the personal jurisdiction of any state or federal court sitting in Dallas, Texas, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding relating to or arising out of, under or in connection with this Agreement, (ii) agrees that all claims in respect of such suit, action or proceeding, whether arising under contract, tort or otherwise, shall be brought, heard and determined exclusively in the Northern District of Texas (provided that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in Dallas, Texas), (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any action or proceeding relating to or arising out of, under or in connection with this Agreement or the Company’s business or affairs in any other court, tribunal, forum or proceeding. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the parties agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in accordance with this paragraph, provided that nothing in the foregoing sentence shall affect the right of any party to serve legal process in any other manner permitted by law.

(h)	Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the Agreement.

(i)	Federal Income Taxes. The U.S. federal income tax and any other tax consequences to the Seller of the sale, assignment, transfer, and conveyance of the Repurchase Shares shall be the sole responsibility and liability of the Seller.

(j)	Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Seller and the Company. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver. Moreover, no failure by any party to insist upon strict performance of any of the provisions of this Agreement or to exercise any right or remedy arising out of a breach thereof shall constitute a waiver of any other provisions or any other breaches of this Agreement.

(k)	Further Assurances. Each of the parties shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

(l)	Expenses. Each of the parties shall bear their own expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

COMPANY:

RETRACTABLE TECHNOLOGIES, INC.

By:	/s/ Thomas J. Shaw
Thomas J. Shaw
President and CEO

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

SELLER:

BML INVESTMENT PARTNERS, L.P.

By:	BML CAPITAL MANAGEMENT, LLC,
Its sole general partner

By:	/s/ Braden M. Leonard
Braden M. Leonard
Its Managing Member

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]